Exhibit 99.1
FOR FURTHER INFORMATION:

AT TOWER FINANCIAL CORPORATION:
FOR INVESTORS:	FOR MEDIA:
Michael D. Cahill	Trois Hart
Chief Financial Officer	Vice President, Marketing
260-427-7013	260-427-7053
mike.cahill@towerbank.net	trois.hart@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS FIRST QUARTER
EARNINGS PER SHARE OF $0.24, UP 33.3%

FORT WAYNE, INDIANA - APRIL 17, 2006 -- TOWER FINANCIAL CORPORATION (Nasdaq: TOFC) today announced first quarter 2006 net income of $993,000, an increase of 36.6 percent from the $726,900 reported for the first quarter of 2005. Diluted earnings per share were $0.24, up 33.3 percent from first quarter 2005 earnings of $0.18 per share. Improvement reflects strong revenue growth derived from solid loan growth and increased non-interest income from trust, brokerage and other fees.

First quarter highlights include:

o	Loans were $474 million, up 14.4% from twelve months ago. Year-to-date, commercial real estate loans grew 6.6% and residential real estate loans held for investment increased 25.9%.

o	Deposits were $472 million, up 18.1% from twelve months ago. Year-to-date, non-interest-bearing demand deposits rose 12.7% and now comprise 15.9% of the deposit portfolio.

o	Total revenue increased 24.8% above the prior-year period.

o	The net interest margin (FTE) was 3.74% for the current period, an 11 basis point improvement over the prior-year first quarter, and 7 basis points below the fourth quarter of 2005.

o	Managed assets, including brokerage and trust, reached $504.7 million at March 31, 2006, up 19.4% year-over-year; fee income was $791 thousand, an increase of 58.1% over the first quarter of 2005.

o	Non-performing assets plus delinquencies were $3.7 million, or 0.65% of total assets at period-end, compared with 0.80% a year ago.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "We are pleased to report another consecutive quarter of earnings growth. Our performance continues to be excellent in all areas of our business: loan growth, core deposit growth, wealth services, and asset quality, all of which have favorably impacted revenue growth and bottom-line earnings. Through our investment in people, products and infrastructure, we continue to build our reputation in the Fort Wayne community as the premier community and trust bank. Our sixth branch in southwest Fort Wayne is set to open in June, and we just received approval to convert our Angola LPO to a full-service branch, which will take place in the third quarter of this year. We look forward to the new opportunities and customers this network expansion will bring to our growing organization.”

Total revenue, consisting of net interest income and non-interest income, was $6.2 million for the first quarter of 2006, an increase of 24.8 percent over the $4.9 million reported in the prior-year period. Net interest income grew 18.4 percent to $4.8 million, reflecting a 14.9 percent increase in average earning assets and a 10 basis point improvement in the net interest margin to 3.74 percent. Mr. Schenkel added, "We have maintained our net interest margin within a narrow band throughout the last twelve months; we have begun to neutralize our traditionally asset-sensitive portfolio by increasing the level of fixed-rate real estate loans held in portfolio.”

Non-interest income for the first quarter of 2006 was $1.4 million, up 53.4 percent from the $907,000 reported in the first quarter of 2005. Trust and brokerage fees contributed $791,000, up $290,800 or 58.1 percent. “Trust services is providing us with substantial opportunities to serve as executor of client estates,” Mr. Schenkel added. “This past quarter, we received $200,000 in fee income from this service, which has become an increasingly important component of our program as Tower Private Advisors gains recognition in the Fort Wayne community. Tower Private Advisors currently manages 589 accounts and $458.6 million in trust assets compared with 544 accounts and $398.8 million in trust assets a year ago, an increase of 8.3 percent and 15.0 percent, respectively. In addition to management of trust assets, Tower Private Advisors began offering brokerage services in July, 2004, and now manages $46.1 million of brokerage assets, up 93.2 percent from first quarter last year.

Fee income is increasingly diversified. In addition to a 20.8 percent increase in service charge income quarter-over-quarter, Tower reported significant increases in other fee income, up $200,300 or 102.0 percent. Approximately 59 percent of the increase was derived from BOLI and a purchased receivables program that was initiated in March 2005. The decline in mortgage banking fees of $31,600 results from management’s decision to retain a greater volume of fixed-rate mortgage loan originations in portfolio, balancing Tower’s preponderance of asset-sensitive commercial loans. Overall, first quarter 2006 mortgage originations were $7.5 million compared to the prior-year period’s volume of $8.6 million. Tower retained $5.4 million in portfolio compared with $3.4 million last year.

Non-interest expense for the first quarter of 2006 was $4.1 million, a 26.3 percent increase over the $3.2 million reported for the first quarter of 2005. The increase supported overall corporate growth. Salaries, benefits and occupancy expense together rose 26.4 percent and accounted for the majority of expense growth; FTE employees totaled 156 at year-end, 23 employees or 17.8 percent higher than a year earlier, but only five employees higher than the previous quarter. The Company began expensing stock options in 2006; the first quarter expense was $30,500. Other expense, up $89,000 or 48.0 percent, resulted from additional growth-related activities, such as processing costs. The efficiency ratio for the first quarter of 2006 was 66.52 percent compared with 65.71 percent for the prior year first quarter, and 64.32 percent for the previous quarter.

Asset quality remains sound. Net charge-offs (annualized) were 0.14 percent of average loans for the first quarter of 2006, compared with 0.77 percent for the linked quarter, and 0.46 percent for the prior-year quarter. Non-performing assets plus delinquencies were $3.7 million, or 0.65 percent of total assets at March 31, 2006, down from $3.9 million and 0.80 percent, respectively, twelve months ago. Tower's allowance for loan losses was 1.28 percent of total loans at March 31, 2006.

Assets reached $572.6 million at March 31, 2006, a 17.4 percent increase over the $487.8 million reported twelve months ago. Loans outstanding grew by $59.6 million, or 14.4 percent, reaching $474.0 million at period-end; other earning assets increased by $14.4 million, or 28.3 percent. Commercial loans (CRE plus C&I) now account for 76.8 percent of Tower's loan portfolio. Deposits grew 18.1 percent over the twelve month period, to $472.2 million. Core deposits (DDA, savings, NOW, money market accounts and retail CDs) now comprise 56.4 percent of total deposits. Non-interest bearing DDA deposits contribute 15.9 percent of total deposits; they increased 12.7 percent since year-end 2005.

Shareholders' equity was $48.0 million at March 31, 2006, an increase of 7.8 percent from the $44.5 million reported twelve months ago. Tower continues to meet the requirements for "well-capitalized" banks; the total risk-based capital ratio was 13.00 percent. Period-end shares outstanding were 4,008,092. Mr. Schenkel concluded, “We are pleased with our year-to-date performance and remain optimistic about opportunities for growth throughout the rest of 2006.”

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company for two subsidiaries: Tower Bank & Trust Company, a growing community bank that opened in February 1999; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Investors. Tower Bank provides a wide variety of financial services to businesses and consumers located in Northeast Indiana through its five full-service banking centers in Fort Wayne and a business development office in Angola, Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol "TOFC." For further information, please visit Tower's web site at www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

# # # #

Tower Financial Corporation
Consolidated Balance Sheets
At March 31, 2006 and December 31, 2005

	(unaudited)
	March 31	December 31
	2006	2005
ASSETS
Cash and due from banks	$16,752,996	$14,326,710
Short-term investments and interest-earning deposits	3,667,190	16,393,439
Federal funds sold	4,260,941	7,188,188
Total cash and cash equivalents	24,681,127	37,908,337

Securities available for sale, at fair value	53,839,882	50,642,276
FHLBI and FRB stock	3,421,300	3,421,300
Loans held for sale

Loans	473,997,965	450,390,935
Allowance for loan losses	(6,062,256)	(5,645,301)
Net loans	467,935,709	444,745,634

Premises and equipment, net	5,313,102	4,638,436
Accrued interest receivable	2,745,348	2,802,189
Bank Owned Life Insurance	10,557,700	10,462,402
Other assets	4,138,245	3,200,086

Total assets	$572,632,413	$557,820,660

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$75,188,378	$66,742,748
Interest-bearing	396,989,718	394,208,113
Total deposits	472,178,096	460,950,861

Short-term borrowings	-	-
Federal Home Loan Bank advances	37,700,000	34,700,000
Junior subordinated debt	11,856,000	11,856,000
Accrued interest payable	1,117,028	954,075
Other liabilities	1,830,503	2,091,670
Total liabilities	524,681,627	510,552,606

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; issued and outstanding - 4,008,092 shares at March 31, 2006 and , 4,007,936 shares at December 31, 2005	38,039,443	38,006,929
Retained earnings	10,311,449	9,478,812
Accumulated other comprehensive income (loss), net of tax of $(225,060) at March 31, 2006 and $(122,449) at December 31, 2005	(400,106)	(217,687)
Total stockholders' equity	47,950,786	47,268,054

Total liabilities and stockholders' equity	$572,632,413	$557,820,660

Tower Financial Corporation
Consolidated Statements of Operations
For the three months ended March 31, 2006 and 2005
(unaudited)

	For the Three Months Ended
	March 31
	2006	2005
Interest income:
Loans, including fees	$8,145,444	$5,760,581
Securities - taxable	490,564	247,291
Securities - tax exempt	147,392	134,729
Other interest income	145,002	81,784
Total interest income	8,928,402	6,224,385
Interest expense:
Deposits	3,593,755	1,863,603
Short-term borrowings
FHLB advances	352,179	246,989
Trust preferred securities	209,230	81,180
Total interest expense	4,155,164	2,191,772

Net interest income	4,773,238	4,032,613
Provision for loan losses	575,000	581,000

Net interest income after provision for loan losses	4,198,238	3,451,613

Noninterest income:
Trust and brokerage fees	790,956	500,141
Service charges	178,681	148,152
Loan broker fees	30,620	62,193
Other fees	391,045	196,437
Total noninterest income	1,391,302	906,923

Noninterest expense:
Salaries and benefits	2,502,982	1,924,839
Occupancy and equipment	480,177	435,716
Marketing	172,346	156,533
Data processing	145,968	122,318
Loan and professional costs	220,786	176,407
Office supplies and postage	106,639	70,801
Courier service	92,706	79,232
Business Development	104,944	95,252
Other expense	273,338	184,695
Total noninterest expense	4,099,886	3,245,793

Income before income taxes	1,489,654	1,112,743
Income taxes expense	496,700	385,890

Net income	$992,954	$726,853

Basic earnings per common share	$0.25	$0.18
Diluted earnings per common share	$0.24	$0.18
Average common shares outstanding	4,008,000	4,003,156
Average common shares and dilutive potential common shares outstanding	4,105,496	4,070,156

Tower Financial Corporation
Consolidated Financial Highlights
First Quarter 2006
(unaudited)

	Quarterly					Year-To-Date
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
($ in thousands except for share data)	2006	2005	2005	2005	2005	2006	2005

EARNINGS
Net interest income	$4,773	4,774	4,453	4,304	4,033	4,773	4,033
Provision for loan loss	$575	675	600	536	581	575	581
NonInterest income	$1,391	1,129	1,147	1,001	907	1,391	907
NonInterest expense	$4,100	3,797	3,578	3,460	3,246	4,100	3,246
Net income	$993	938	933	842	727	993	727
Basic earnings per share	$0.25	0.23	0.23	0.21	0.18	0.25	0.18
Diluted earnings per share	$0.24	0.23	0.23	0.21	0.18	0.24	0.18
Average shares outstanding	4,008,000	4,007,936	4,007,697	4,005,824	4,003,156	4,008,000	4,003,156
Average diluted shares outstanding	4,105,496	4,037,920	4,093,426	4,073,011	4,070,758	4,105,496	4,070,758

PERFORMANCE RATIOS
Return on average assets *	0.72%	0.70%	0.71%	0.69%	0.62%	0.72%	0.62%
Return on average common equity *	8.42%	7.92%	8.02%	7.48%	6.61%	8.42%	6.63%
Net interest margin (fully-tax equivalent) *	3.74%	3.79%	3.64%	3.75%	3.63%	3.74%	3.63%
Efficiency ratio	66.52%	64.32%	63.89%	65.22%	65.71%	66.52%	65.71%
Full-time equivalent employees	155.50	150.50	147.00	138.50	132.25	155.50	132.25

CAPITAL
Equity to assets	8.37%	8.47%	8.58%	9.01%	9.12%	8.37%	9.12%
Regulatory leverage ratio	10.76%	11.08%	9.67%	10.12%	10.03%	10.76%	10.03%
Tier 1 capital ratio	11.88%	12.16%	10.44%	10.69%	10.87%	11.88%	10.87%
Total risk-based capital ratio	13.00%	13.24%	11.62%	11.90%	12.09%	13.00%	12.09%
Book value per share	$11.96	11.79	11.61	11.41	11.11	11.96	11.11
Cash dividend per share	$0.04	n/a	n/a	n/a	n/a	0.04	n/a

ASSET QUALITY
Net charge-offs	$158	860	697	334	464	158	464
Net charge-offs to average loans *	0.14%	0.77%	0.63%	0.32%	0.46%	0.14%	0.46%
Allowance for loan losses	$6,062	5,645	5,830	5,927	5,725	6,062	5,725
Allowance for loan losses to total loans	1.28%	1.25%	1.31%	1.38%	1.38%	1.28%	1.38%
Nonperforming loans	$1,833	1,688	1,961	2,175	2,034	1,833	2,034
Other real estate owned (OREO)	$509	244	-	400	1,095	509	1,095
Nonperforming assets (NPA)	$2,342	1,932	1,961	2,575	3,129	2,342	3,129
90+ Day delinquencies	$1,380	864	1,136	765	783	1,380	783
NPA's plus 90 Days delinquent	$3,722	2,796	3,097	3,340	3,912	3,722	3,912
NPA's to Total assets	0.41%	0.35%	0.36%	0.51%	0.64%	0.41%	0.64%
NPA's+90 to Total assets	0.65%	0.50%	0.57%	0.66%	0.80%	0.65%	0.80%
NPA's to Loans + OREO	0.49%	0.43%	0.44%	0.60%	0.75%	0.49%	0.75%

END OF PERIOD BALANCES
Total assets	$572,632	557,821	542,632	507,519	487,833	572,632	487,833
Total earning assets	$539,187	528,036	513,036	479,241	465,217	539,187	465,217
Total loans	$473,998	450,391	443,365	429,331	414,423	473,998	414,423
Total deposits	$472,178	460,951	467,538	429,678	399,896	472,178	399,896
Stockholders' equity	$47,951	47,268	46,537	45,712	44,476	47,951	44,476

AVERAGE BALANCES
Total assets	$556,479	534,172	518,540	487,429	477,739	556,479	477,739
Total earning assets	$526,423	507,361	492,937	468,357	458,122	526,423	458,122
Total loans	$458,642	441,719	437,426	418,564	404,794	458,642	404,794
Total deposits	$459,803	455,988	440,969	410,019	392,351	459,803	392,351
Stockholders' equity	$47,846	46,997	46,182	45,131	44,593	47,846	44,593